Exhibit 32.1

Section 1350 Certifications (under Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report of Penhall International Corp., (the Company) on Form 10-K for the year ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, John T. Sawyer, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 1, 2004

/s/ John T. Sawyer

John T. Sawyer
Chief Executive Officer

A signed original of the written statement required by Section 906 has been provided to Penhall International Corp. and will be retained by Penhall International Corp. and furnished to the Securities and Exchange Commission or its staff upon request.